EXHIBIT 99.1
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF
LSI LOGIC CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
To be Held on March 29, 2007
The undersigned stockholder of LSI Logic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated February 5, 2007, and hereby appoints Abhijit Y. Talwalkar, Bryon Look and Andrew S. Hughes, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of LSI Logic Corporation to be held on March 29, 2007, at 10:00 a.m., local time, at 1621 Barber Lane, Milpitas, CA 95035-7451 and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE
SIDE

1621 BARBER LANE
MILPITAS, CA 95035-7451
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LSI Logic Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LSI Logic Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

LSILC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LSI LOGIC CORPORATION
    Vote On Proposal

		For	Against	Abstain
1.	Approval of the issuance of shares of LSI Logic Corporation common stock in connection with a merger of Atlas Acquisition Corp. with and into Agere Systems Inc. contemplated by the Agreement and Plan of Merger, dated as of December 3, 2006, by and among LSI Logic Corporation, a Delaware corporation, Atlas Acquisition Corp., a Delaware corporation and wholly owned subsidiary of LSI, and Agere Systems Inc., a Delaware corporation.	☐	☐	☐
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)